SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       INLAND STEEL INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                                  36-3425828
 (State of incorporation or organization)           (IRS Employer
                                                   Identification Number)

           30 West Monroe Street
           Chicago, Illinois                           60603
 (Address of principal executive offices)           (Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                     Name of Each Exchange on Which
 to be so Registered                     Each Class is to be Registered
 --------------------                    -------------------------------

 Right to Purchase Series D                 New York Stock Exchange
 Junior Participating                       Chicago Stock Exchange
 Preferred Stock


 Securities to be registered pursuant to Section 12(g) of the Act:  None.



 Item 1.   Description of Registrant's Securities to Be Registered

           On December 10, 1998, the Board of Directors of the Registrant adopted resolutions to amend and restate its Rights Agreement, dated as of November 25, 1997 (the "Rights Agreement"), between the Registrant and Harris Trust and Savings Bank, as Rights Agent, to eliminate those provisions that require that certain actions may only be taken with the concurrence of "Continuing Directors" (as defined in the Rights Agreement). A copy of the Rights Agreement, as amended and restated, is included as
 Exhibit 4.1 to this registration statement and incorporated herein by reference.

 Item 2. Exhibits. The following documents are filed as exhibits to this registration statement.

      4.1. Rights Agreement, dated as of November 25, 1997, as amended and restated as of December 10, 1998, between Registrant and Harris Trust and Savings Bank, as Rights Agent.


                                 Signature


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


 January 15, 1999              INLAND STEEL INDUSTRIES, INC.
                               (Registrant)


                                By: /s/ Vicki L. Avril
                                    _________________________
                                    Name:  Vicki L. Avril
                                    Title: Vice President


 Attest: /s Marc R. Jeske
         ____________________
         Name:  Marc R. Jeske
         Title: Assistant Secretary



                               Exhibit Index


 Exhibit        Description

 4.1 Rights Agreement, dated as of November 25, 1997, as amended and restated as of December 10, 1998, between Registrant and Harris Trust and Savings Bank, as Rights Agent.